Exhibit 99.1
Press Release

Contact:

Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
(412) 405-1000	(212) 508-9600
sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Announces $25,775,000 Private Placement of Common Stock

Company raises $25.775 million for commercial demonstration and advanced manufacturing activities

Cleveland, OH – May 3, 2006 – HydroGen Corporation (OTCBB: HYDG), a company that designs and manufactures multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems, today announced that it received signed definitive agreements for a private placement of its securities for gross proceeds of $25,775,000.

In the private offering, the company sold approximately 5.155 million shares of common stock and common stock purchase warrants to purchase approximately 1.289 million shares. The warrants have a five-year term and an exercise price of $6.60 per share. The private placement is subject to customary closing conditions and is expected to close within the next several days. Piper Jaffray acted as the sole placement agent for the offering.

Dr. Leo Blomen, Chairman and Chief Executive Officer of HydroGen Corporation, said, “Proceeds from this financing will be used to accelerate and expand our commercial demonstration and advanced manufacturing activities, as we execute our strategies for market introduction and for significant fuel cell module cost reductions. We thank our investors for their interest in the company, and Piper Jaffray for their exceptional work in conducting this financing.”

HydroGen’s business plan calls for the company to design, manufacture and sell 6-30 megawatt (MW) turnkey power plants, based on a standardized 2MW power island consisting of five of HydroGen’s 400-kilowatt (kW) modules. Additionally, HydroGen plans to generate recurring revenues from the sale of operations and maintenance services, and ongoing lease revenues for the 400kW modules.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security. The shares and warrants issued in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The shares may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. Hydrogen has agreed to file a registration statement covering the shares of common stock and the shares issuable upon exercise of the warrants.

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HydroGen Completes Financing

About HydroGen Corporation

HydroGen Corporation is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400-kilowatt phosphoric acid fuel (PAFC) cell technology. Utilizing fuel cell technology originally developed by Westinghouse Corporation, the company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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